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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 1, 1997

                           Transworld HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)



         1-11570                                 13-3098275
(Commission File Number)             (I.R.S. Employer Identification No.)


      555 Madison Avenue, New York, New York               10022
     (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064



         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

                  Transworld HealthCare, Inc. ("Transworld") announced on August 1, 1997 that it has been unable to obtain bank consent necessary to conclude the Agreement and Plan of Merger dated November 13, 1996, as amended, among Health Management, Inc. ("HMI"), Transworld and a wholly owned subsidiary of Transworld. Transworld has advised HMI of its inability to proceed with the merger transaction at this time, although neither party has terminated the merger agreement.

                  Transworld and HMI are discussing potential alternative transactions between them. However, if HMI is unsuccessful in pursuing either alternative transactions with Transworld or other options, or if Transworld elects to exercise its rights under HMI's senior credit agreement (which is presently in default), HMI has indicated that it may be required to seek protection under Federal bankruptcy laws.









                  Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Transworld HealthCare, Inc.
                                                    (Registrant)


Date:  August  8, 1997                 By:  /s/ Wayne A. Palladino
                                          ------------------------
                                              Wayne A. Palladino
                                          Senior Vice President and
                                           Chief Financial Officer

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